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                                                                   EXHIBIT 3.157

                                     BY-LAWS

                                       OF

                         TOWN SPORTS INTERNATIONAL, INC.

                                    * * * * *

                                    ARTICLE I

                                     Offices

                  The Corporation may have offices at such places, within or without the State of New York, as the Board determines from time to time or the business of the Corporation requires.

                                   ARTICLE II

                            Meetings of Shareholders

                  Section 1. Place of Meetings, etc. Except as otherwise provided in these By-laws, all meetings of the shareholders shall be held at such dates, times and places, within or without the State of New York, as shall be determined by the Board or the Chairman and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the principal office of the Corporation in the State of New York.

                  Section 2. Annual Meeting. The annual meeting of shareholders for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, as the Board may from time to time determine.

                  Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board or the Chairman and shall be called by the Chairman upon the written request of the holders of a majority of the shares of the Corporation

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issued and outstanding and entitled to vote thereat. The request shall state the date, time, place and purpose or purposes of the proposed meeting. The only business which may be transacted at a special meeting is that relating to the purpose or purposes set forth in the notice or waivers of notice thereof.

                  Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the shareholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each shareholder at his address as it appears on the record of shareholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy and shall not protest, prior to the conclusion of the meeting, the lack of notice thereof, or who shall submit, either before or after the meeting, a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

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                  Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of shareholders the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting.

                  Section 6. Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the shareholders every shareholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A shareholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting by the shareholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in
Section 2 of Article III of these By-laws.

                  Section 7. Proxies. Every shareholder of record entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be signed by the shareholder or by his attorney-in-fact and shall otherwise conform to the laws of the State of New York.

                  Section 8. List of Shareholders. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent for the Corporation, shall be produced at any meeting of the shareholders upon the request of any shareholder made at or prior to the meeting.

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                  Section 9. Inspectors. (a) The Board, in advance of any
meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not appointed or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

         (b) The inspectors, if any are appointed as provided above, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                  Section 10. Conduct of Meetings. At each meeting of the shareholders, the Chairman shall act as Chairman of the meeting. The Secretary or any other person appointed by the Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

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                  Section 11. Consent of Shareholders in Lieu of Meeting. Any
action which may be taken by vote of shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed, in person or by proxy, by the holders of all outstanding shares entitled to vote thereon. The foregoing shall not be construed to alter or modify any provision in the Certificate of Incorporation of the Corporation, not inconsistent with the laws of the State of New York, under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

                                   ARTICLE III

                               Board of Directors

                  Section 1. Number of Board Members. The Board shall consist of not less than three (3) nor more than fifteen (15) directors, except that if all of the shares of the Corporation are owned beneficially and of record by less than three (3) shareholders, the number of directors constituting the entire Board may be less than three (3), but not less than the number of shareholders. The number of directors may be reduced or increased (within the foregoing limits) from time to time by action of a majority of the entire Board, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

                  Section 2. Election and Term. Except as otherwise provided by law or by these By-laws, the directors shall be elected at the annual meeting of the shareholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

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                  Section 3. Removal. Any director may be removed with or
without cause by vote of the shareholders or with cause by the Board.

                  Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                  Section 5. Vacancies. Any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by vote of the shareholders only. Subject to his earlier death, resignation, or removal as provided in Section 3 of this Article III, each director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and shall have qualified.

                  Section 6. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board shall be held at such places, within or without the State of New York, as the Board determines from time to time.

                  Section 7. Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of shareholders and in the same place, or (b) as soon as practicable after the annual meeting of shareholders on such date and at such time and place as the Board determines.

                  Section 8. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

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                  Section 9. Special Meetings. Special meetings of the Board may be called by the Chairman and shall be called by the Chairman upon the written request of any two or more directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

                  Section 10. Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 7 of this Article III) shall be given, not later than 48 hours before the meeting is scheduled to commence, by the Chairman and shall state the place, date and time of the meeting. Notice of each meeting may be given to a director by hand or orally (whether by telephone or in person), or shall be mailed, delivered by courier service that guarantees next day delivery or transmitted by telecopier to each director at his residence or usual place of business. If notice of less than 72 hours is given, it shall not be mailed or delivered by courier service (unless much courier service guarantees delivery at least 24 hours prior to the expiration of such 72 hour period). If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; if delivered by courier service, the notice shall be deemed to have been given when deposited with such courier service; if transmitted by telecopier, the notice shall be deemed to have been given when the contents of the telecopy are transmitted. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting without protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

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                  Section 11. Quorum. Except as otherwise provided by law or in these By-laws, at all meetings of the Board a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

                  Section 12. Conduct of Meetings. At each meeting of the Board, the Chairman shall act as Chairman of the meeting. The Secretary or any other person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

                  Section 13. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee, as the case may be.

                  Section 14. Other Meetings. Any one or more members of the board or any committee thereof may participate in a meeting of such board committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

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                                   ARTICLE IV

                             Committees of the Board

                  Section 1. General. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three (3) or more persons. The Board may designate one or more directors as alternate members of any committee to replace any absent member or members at any meeting of the committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

                  Section 2. Authority of Committees; Duties of Directors. Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.

                  Section 3. Operation of Committees. At all meetings of a committee a majority of the entire committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at the time of the vote, if a quorum is present, shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

                                    ARTICLE V

                                    Officers

                  Section 1. Executive Officers, etc. The executive officers of the Corporation shall be a Chairman, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board also may elect or appoint one or more Vice Presidents (any of whom may

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be designated as Executive Vice Presidents or otherwise), and any other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary, except that when all of the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

Section 2. Duties.

         (a) The Chairman. The Chairman shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and of the Board. The Chairman shall be an ex officio member of all committees established by the Board.

         (b) The President. The President shall be the chief operating officer of the Corporation with such powers as the Board or the Chairman shall from time to time give him.

         (c) The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the Chairman and the President, the duties and exercise the powers of such officers and shall have such other powers and duties as the Board, the Chairman or the President assigns to him.

         (d) The Secretary. Except as otherwise provided in these By-laws or as directed by the Board, the Secretary shall attend all meetings of the shareholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the shareholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to

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any corporate instrument. The Secretary shall have such other powers and duties as the Board, the Chairman or the President assigns to him.

         (e) The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; he shall perform all other duties incident to the office of Treasurer; and he shall have such other powers and duties as the Board, the Chairman or the President assigns to him.

                  Section 3. Election; Removal. Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold his office until the next annual meeting of the Board and until his successor shall have been duly elected or appointed and shall have qualified. The authority of any officer to act as such may be suspended for cause at any time by the Board. Any officer may be removed with or without cause at any time by the Board.

                  Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                  Section 5. Vacancies. If an office becomes vacant for any reason, the Board may fill the vacancy, and each officer elected to fill a vacancy shall hold his office until the next annual meeting of shareholders and until his successor shall have been duly elected or appointed and shall have qualified.

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                                   ARTICLE VI

           Provisions Relating to Stock Certificates and Shareholders

                  Section 1. Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chairman or President and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer before the certificate shall be issued, it nevertheless may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  Section 2. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

                  Section 3. Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose upon presentation of stock certificates appropriately indorsed or accompanied by proper evidence of succession, assignment or

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authority to transfer, and upon the satisfaction of any other conditions precedent to transfer as are contained in any agreement to which the Corporation is a party.

                  Section 4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date, which shall be not more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.

                                   ARTICLE VII

                               General Provisions

                  Section 1. Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

                  Section 2. Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

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                                  ARTICLE VIII

                                 Indemnification

                  The Corporation shall indemnify its directors and officers to the fullest extent permitted and in the manner provided by law.

                                   ARTICLE IX

                                   Amendments

                  By-laws may be adopted, amended or repealed only by vote of the holders of the shares at the time entitled to vote in the election of any directors.

                                    * * * * *

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                         TOWN SPORTS INTERNATIONAL, INC.

                   MINUTES OF SPECIAL MEETING OF SHAREHOLDERS

                                December 12, 1995

         A special meeting of the shareholders of Town Sports International, Inc., a New York Corporation (the "Corporation"), was held at the Corporation's New York offices on December 12, 1995.

         All of the Shareholders of the Corporation were present, namely:

                  Gerarda de Orleans-Borbon
                  Marc Tascher
                  Jon H.I. Grouf, as proxy for Coranda S.A.

         The following guests were also present at the meeting:

                  Harry Saint
                  Alexander A. Alimanestianu

         Mr. Saint, Chairman of the Corporation, acted as chairman of the meeting, and Mr. Alimanestianu, Executive Vice President and Secretary of the Corporation, acted as secretary. The meeting was called to order at 3:00 p.m.

         Mr. Alimanestianu reviewed with the Shareholders a proposal to amend the By-Laws of the Corporation, effective September 13, 1995, for the purpose of creating a new office of Chief Executive Officer of the Corporation, separate from the office of Chairman. Ms. de Orleans-Borbon moved that the Shareholders adopt the resolutions attached hereto as Exhibit A, and Mr. Grouf seconded the motion. The resolutions were adopted unanimously.

         There being no further business, the meeting was adjourned at 3:10 p.m.

                                                   Respectfully submitted,

                                                  /s/ Alexander A. Alimanestianu
                                                  ------------------------------
                                                  Alexander A. Alimanestianu

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                                                                       EXHIBIT A

                         TOWN SPORTS INTERNATIONAL, INC.

                            SHAREHOLDERS' RESOLUTIONS

         RESOLVED, that a new office of Chief Executive Officer of the Corporation, separate from the office of Chairman, be created, and that the duties of the office of Chairman be revised accordingly;

         RESOLVED, that for this purpose, in accordance with Section 601 of the Business Corporation Law, Sections 1 and 2 of Article V of the By-laws of the Corporation be amended as follows, and the Secretary of the Corporation be directed to file such amendments in the minute book of the Corporation:

                           "Section 1. Executive officers, etc. The executive
                  officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Board also may elect or appoint one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), and any other officers as it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any two
                  (2) or more offices may be held by the same person, except the offices of President and Secretary, except that when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

                           "Section 2. Duties.

                           "(a) The Chairman. The Chairman shall preside at all
                  meetings of the shareholders and of the Board and have such powers and perform such duties as from time to time may be assigned to him by the board of directors.

                           "(b) The Chief Executive Officer. The Chief Executive
                  Officer ("CEO") shall have the general powers and duties of representation, supervision and management vested in the office of a chief executive officer of a corporation. In addition, the CEO shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors.

                           "(c) The President. The President shall be the chief
                  operating officer of the Corporation with such powers as the Board or the Chief Executive Officer shall from time to time give him.

                           "(d) The Vice President. The Vice President or, if
                  there shall be more than one, the Vice Presidents, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence or

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                  disability of the Chairman, the Chief Executive Officer, and the President, the duties and exercise the powers of such officers and shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him.

                           "(e) The Secretary. Except as otherwise provided in
                  these By-laws or as directed by the Board, the Secretary shall attend all meetings of the shareholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the shareholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him.

                           "(f) The Treasurer. Subject to the control of the
                  Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; he shall perform all other duties incident to the office of Treasurer; and he shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him."

         RESOLVED, that the above resolutions and the changes to the by-laws to be effected thereby be effective as of September 13, 1995.